EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 2-77590, No. 2-95258, No. 033-00661, No. 33-51257, No. 033-63859, No. 333-09851, No. 333-48423, No. 333-54560, No. 333-105527 and No. 333-130382 each on Form S-8 of our report dated March 4, 2009, relating to the consolidated financial statements and financial statement schedule of Liz Claiborne, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” effective December 31, 2006), and our report dated March 4, 2009 relating to the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Liz Claiborne, Inc. and subsidiaries for the year ended January 3, 2009.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 4, 2009